Exhibit 99.1

September 4, 2018

NextDecade Provides Management Update

THE WOODLANDS, Texas, USA (September 4, 2018) -- NextDecade Corporation (“NextDecade”) (NASDAQ: NEXT) announced today that the company’s Chief Operating Officer, René van Vliet, will retire as an officer and director of the company effective October 1, 2018. Mr. van Vliet will remain as an advisor to company until the end of 2018.

Mr. van Vliet has helped position NextDecade to be one of the leading second wave U.S. LNG companies by overseeing the front-end engineering and design of the company’s Rio Grande LNG project and by helping implement the competitive EPC process NextDecade announced today, which will lead to a lump-sum turnkey EPC contract.

“Our board of directors and employees wish René all the best in his retirement and appreciate his meaningful contributions to NextDecade,” said Matt Schatzman, President and Chief Executive Officer.

NextDecade has initiated a global search for a new COO and intends to conclude this process prior to year-end.

In addition, NextDecade announced that Ivan van der Walt has joined the company as Project Manager, Rio Grande LNG. Effective on October 1, 2018, and until a new COO is appointed, Mr. van der Walt will report directly to Mr. Schatzman. Mr. van der Walt will oversee all aspects of project development, including the competitive EPC process NextDecade announced earlier today.

Mr. van der Walt has nearly 25 years of experience in the oil and gas industry, including senior roles with CB&I (now McDermott) and Chevron. He was also previously the Chief Executive Officer of the Australasian division of KNM Group, a leading EPC company headquartered in Kuala Lumpur.

“We are thrilled to have Ivan, a recognized leader in the industry, serve in this critical role for NextDecade,” Schatzman added.  “Ivan brings a tremendous amount of knowledge and LNG project experience to the Company, and we look forward to drawing on that experience in developing our Rio Grande LNG project.”

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About NextDecade Corporation

NextDecade is an LNG development company focused on LNG export projects and associated pipelines in Texas. NextDecade intends to develop a portfolio of LNG projects, including the 27 mtpa Rio Grande LNG export facility in Brownsville, Texas and the 4.5 Bcf/d Rio Bravo Pipeline that would transport natural gas from the Agua Dulce area to Rio Grande LNG.  NextDecade’s common stock is listed on the Nasdaq Capital Market under the symbol “NEXT.” NextDecade is headquartered in The Woodlands, Texas.

Located at the Port of Brownsville in South Texas, NextDecade’s Rio Grande LNG project is expected to be a leader among second wave U.S. LNG projects. NextDecade believes its customers and shareholders will benefit from the project’s experienced leadership, proven approach, and optimal location. NextDecade’s technology selections are expected to foster operational reliability and afford NextDecade’s customers access to reliable, low-cost, abundant natural gas from the Permian Basin, Eagle Ford Shale, and other basins.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “believe,” “expect,” “intend,” “plan,” “potential,” and similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of the Company and its subsidiaries. These statements have been based on the Company’s current assumptions, expectations, and projections about future events and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about the Company’s Rio Grande LNG and Rio Bravo pipeline projects and other matters discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference.

Any development of the projects remain contingent upon completing required commercial agreements; acquiring all necessary permits and approvals; securing all financing commitments and potential tax incentives; achieving other customary conditions; and making a final investment decision to proceed.  The forward-looking statements in this press release speak as of the date of this release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.  The Company may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.

For further information:

Investors: Patrick Hughes | + 1 (832) 209 8131 | phughes@next-decade.com

Media: Ashley Helmer | + 1 (281) 249 5453 | ahelmer@next-decade.com